                                                                  EXHIBIT 23.3

                        INDEPENDENT AUDITORS' CONSENT

Board of Directors
The Fonda Group, Inc.

   We consent to the use in this Registration Statement of The Fonda Group, Inc. on Form S-4 of our report dated January 17, 1997 on the financial statements of Chesapeake Consumer Products Company, appearing in the Prospectus, which is part of the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                         /s/ Deloitte & Touche LLP
                                             DELOITTE & TOUCHE LLP


Milwaukee, Wisconsin
May 29, 1997